UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2008

ROO Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-25659 (Commission File Number)	11-3447894 (IRS Employer Identification No.)

228 East 45th Street 8th Floor New York, NY 10017
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (212) 661-4111

Copies to:
Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 14, 2008, Wayne Walker and Kamal El-Tayara were appointed as directors of ROO Group, Inc. (the "Company") to fill vacancies on the Board of Directors. There are no family relationships between either of Messrs. Walker and El-Tayara with any director, executive officer or person nominated or chosen by us to become a director or executive officer.

Mr. Walker, 48, is the managing partner of Philadelphia-based Walker Nell Associates and has served in such capacity since 2004. Mr. Walker has over 20 years of experience in corporate law and corporate restructuring. Prior to establishing Walker Nell, Mr. Walker was the Principal of Parente Randolph, LLC, an accounting and consulting firm in Philadelphia. He previously served as Senior Counsel of DuPont Corporation and former Chairman of global charity Habitat for Humanity. Mr. Walker has a Doctor of Jurisprudence from Catholic University (Washington, DC) and a Bachelor of Arts from Loyola University (New Orleans). He also studied Finance for Non-Financial Manager at the University of Chicago’s Graduate School of Business. Mr. Walker has been simultaneously appointed to serve as the chairman of the Company’s newly formed Compliance Committee.

Mr. El-Tayara, 37, is the managing partner of MNA Partners, a Dubai-based merchant bank, and has served in such capacity since 2004. Kamal has 11+ years of experience working in the investment banking and financial transactions arena in the Middle East and other markets. Prior to establishing his own firm, Kamal was with investment banks Merrill Lynch and Salomon Smith Barney. In early 2003, Kamal managed the corporate finance initiatives of MBC Group, MENA’s largest media company, where he participated in the set up of Alarabiya News Channel, for which he acted as CFO. Mr. El-Tayara also set up the Swiss EFG Bank in Dubai, for which he acted as the Dubai Head. Kamal is an Electrical Engineering graduate from the American University of Beirut (with distinction) and holds an MBA from INSEAD in Fontainebleau, France. Kamal is fluent in English, French and Arabic. Mr. El-Tayara has been simultaneously appointed as the chairman of the Company’s newly formed Audit Committee, overseeing management's financial reporting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROO Group, Inc.

Date: January 18, 2008	/s/ Kaleil Isaza Tuzman
Kaleil Isaza Tuzman Chief Executive Officer